Intellectual Technologies, Inc.
                                   Form 10K-SB
                 Statement Re: Computation of Per Share Earnings


                                      For the Year Ended     For the Year Ended
                                       December 31, 1995      December 31, 1996

Net loss                                  $(3,860)               $(6,626)

Weighted average number of                 55,000             55,000,000
 Common stock shares outstanding

Net loss per share                        $(Nil)                 $(Nil)